                                                                    EXHIBIT 99.3

                                                                       EXHIBIT B
                                                                       ---------


     RESOLVED, that pursuant to the authority granted to the Board of Directors of Interactive Entertainment Limited, a Bermuda exempted company (the "Corporation"), in accordance with the provisions of the Corporation's Bye-Laws, the Executive Committee of the Board of Directors hereby authorizes a series of the Corporation's previously authorized Class B Preference Shares, par value $.01 per share (the "Preferred Stock"), and hereby states the designation and
                      ---------------
number of shares, and fixes the relative rights, preferences, privileges and restrictions thereof as follows:

1.   DESIGNATION AND AMOUNT.
     ----------------------

     The designation of this series, which consists of three hundred (300) shares of Preferred Stock, is the Series B Convertible Preference Shares (the

"Series B Preference Shares") and the face amount shall be One Thousand Dollars
---------------------------
($1,000) per share (the "Stated Value").
                         ------------

2.   DIVIDENDS.
     ---------

     (a)  Dividend Rate; Payments.  The holders (each, a "Holder" and
          -----------------------
collectively, the "Holders") of the Series B Preference Shares shall be entitled to receive, to the extent permitted by applicable law, subject to the prior, full payment of any accumulated and unpaid dividends on any class or series of Senior Securities (as defined below) and in preference to the payment of any dividend on any class or series of Junior Securities (as defined below), cumulative dividends ("Dividends") on each Series B Preference Share in an
                       ---------
amount equal to, on an annualized basis, the Stated Value of each Series B Preference Share times eight percent (8%). Dividends shall accrue, whether or
                 -----
not declared, on each Series B Preference Share from the date of the original issuance thereof (the "Purchase Date") pursuant to the terms of the Securities
                       -------------
Purchase Agreement governing the issuance and sale of the Series B Preference Shares (the "Securities Purchase Agreement") through the earlier to occur of,
(i) the Maturity Date (as defined below), and (ii) the redemption or conversion thereof in accordance with the terms hereof. Accrued Dividends on a Series B Preference Share shall be payable on each Conversion Date (as defined below) and on the Maturity Date (as defined below) (each, a "Dividend Payment Date"). If,
                                                  ---------------------
on any date, Dividends on any outstanding Series B Preference Shares have not been paid or declared by the Board of Directors in accordance with applicable law and set aside for payment with respect to all Dividend Payment Dates preceding such date, the aggregate amount of such Dividends shall be fully paid or declared and set aside for payment before any distribution, whether by way of dividend or otherwise, shall be declared, paid or set apart with respect to any Junior Securities on or after such date. Dividends shall be paid either in cash or, at the option of the Corporation (the "Stock Payment Option") and subject to
                                           --------------------
the satisfaction of the conditions set forth in paragraph 2(e) below (the "Stock
                                                                           -----
Payment Conditions"), in shares (the "Dividend Payment Shares") of the
------------------                    -----------------------
Corporation's common stock (the "Common Stock").  Cash Dividends shall be paid
                                 ------------
to each Holder within five (5) Business Days following the applicable Dividend Payment Date by delivering immediately available funds to such Holder in accordance with such Holder's wiring instructions. Any amount of Dividends payable in cash which is not paid within five (5) Business Days of the applicable Dividend Payment Date shall bear interest at an annual rate equal to the lower of (x) the "prime" rate (as published in the Wall Street Journal) on
                                                       -------------------
such fifth (5th) Business Day plus three percent (3%) and (y) the
                                   -----
highest rate permitted by applicable law, for the number of days elapsed from such Dividend Payment Date until such amount is paid in full (the "Default
                                                                   -------
Interest Rate").
-------------

     (b)  Exercise of Stock Payment Option.  In order for the Corporation to
          --------------------------------
exercise the Stock Payment Option, it must deliver written notice thereof (a

"Stock Payment Exercise Notice") to each Holder on the Closing Date (as defined
------------------------------
in the Securities Purchase Agreement, the "Closing Date") with respect to
                                           ------------
Dividends during the calendar quarter during which the Closing Date occurs and on or before the tenth (10th) Business Day prior to each calendar quarter thereafter with respect to Dividends during the immediate following calendar quarter specifying that the Corporation shall pay Dividends during such calendar quarter (or shorter period in the case of the notice delivered on such Closing
Date) in Dividend Payment Shares. The Corporation's election as set forth in a Stock Payment Exercise Notice shall be irrevocable during the period to which it relates.

     (c)  Delivery of Dividend Payment Shares.  Upon exercise of the Stock
          -----------------------------------
Payment Option, the Corporation shall deliver to each Holder, on or before the third (3rd) Business Day following the applicable Dividend Payment Date (the

"Dividend Payment Share Delivery Date"), the aggregate number of whole Dividend
-------------------------------------
Payment Shares that is determined by dividing (x) the amount of the Dividend to which such Holder is entitled as of such Dividend Payment Date with respect to all of such Holder's Series B Preference Shares by (y) the applicable Conversion Price (as defined below) on such Dividend Payment Date. The Corporation shall effect delivery of Dividend Payment Shares to a Holder by, as long as the Corporation's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, crediting the account of such Holder or its nominee at DTC with the number of Dividend Payment Shares required to be delivered, no later than the close of business on such Dividend Payment Share Delivery Date. In the event that the condition specified in the immediately preceding sentence is not satisfied as of the applicable Dividend Payment Share Delivery Date, or if a Holder specifies in the applicable Conversion Notice (as defined below) or otherwise notifies the Corporation in writing prior to the applicable Dividend Payment Date that the Holder wishes to receive physical certificates, the Corporation shall effect delivery of Dividend Payment Shares by delivering to such Holder or its nominee physical certificates representing such Dividend Payment Shares, no later than the close of business on such Dividend Payment Share Delivery Date. No fractional Dividend Payment Shares shall be issued; the Corporation shall, in lieu thereof, issue a number of Dividend Payment Shares which reflects a rounding up to the next whole number of shares. Dividend Payment Shares shall be fully paid and non-assessable, free and clear of any liens, claims, preemptive rights or encumbrances imposed by or through the Corporation other than as provided for in the Corporation's Bye-laws.

     (d)  Failure to Deliver Dividend Payment Shares.  In the event that the
          ------------------------------------------
Corporation fails for any reason to deliver to a Holder certificates representing, or to have credited to the Holder's or its nominee's account at DTC, the appropriate number of Dividend Payment Shares on or before the Dividend Payment Share Delivery Date therefor, and such failure continues for three (3) Business Days following the Dividend Payment Share Delivery Date, the Corporation shall pay to such Holder payments in the amount of (x) (N/365)

multiplied by (y) the amount of such Dividend multiplied by (z) the lower of
-------------                                 -------------
twenty-four percent (24%) and the maximum rate permitted by applicable law, where "N" equals the number of days elapsed between the original Dividend Payment Share Delivery Date for such Dividend Payment Shares and the date on which all of the certificates representing such Dividend Payment Shares are issued and delivered to such Holder. Amounts payable under this subsection 2(d) shall be paid to the Holder in immediately available funds on or before the fifth (5th) Business Day of the calendar month immediately following the calendar month in which such amounts have accrued. If the Corporation fails to issue and deliver the appropriate number of Dividend Payment Shares to a Holder on or before the tenth (10th) Business Day following the applicable Dividend Payment Share Delivery Date, the Corporation shall, upon written notice by such Holder, immediately pay the amount of the Dividend in cash, together with interest at the Default Interest Rate on such unpaid amount calculated from the applicable Dividend Payment Date until the date on which such amount is paid. Each Holder shall have the right to pursue actual damages for the Corporation's failure to issue and deliver Dividend Payment Shares on the Dividend Payment Share Delivery Date for a Dividend, including, without limitation, damages relating to any purchase of shares of Common Stock by such Holder to make delivery on a sale effected in anticipation of receiving Dividend Payment Shares, such damages to be in an amount equal to (x) the aggregate amount paid by such Holder for the shares of Common Stock so purchased minus (z)
                                                                       ----
(i) the aggregate amount of net proceeds, if any, received by such Holder from the sale of the Dividend Payment Shares issued by the Corporation with respect to such Dividend and (ii) the amount of any cash received in lieu of such Dividend Payment Shares pursuant to the third sentence of this subsection 2(d), and such Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

     (e)  Conditions to Stock Payment Option.  The Corporation may exercise the
          ----------------------------------
Stock Payment Option with respect to Dividends payable to a Holder only if the following conditions each has been satisfied as of the applicable Dividend Payment Date:

          (i) the number of shares of Common Stock authorized, unissued and unreserved for all other purposes, is sufficient to effect the issuance and delivery of at least 175 % of the aggregate of, (A) the number of shares of Common Stock into which all outstanding Preferred Shares are convertible (the "Conversion Shares"), (B) the number of shares of Common Stock (the "Warrant
------------------                                                   -------
Shares") issuable upon exercise in full of the Warrant (the "Warrant") issued
------                                                       -------
and sold pursuant to the terms of the Securities Purchase Agreement and which are then outstanding, and (C) the number of Dividend Payment Shares issuable pursuant to such exercise;

          (ii) the Common Stock is authorized for quotation on the Nasdaq SmallCap Market, or for listing or quotation on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market;

          (iii)(A) a Registration Statement covering the resale of shares of Common Stock (the "Registration Statement") is effective and available for the
                   ----------------------
sale of no less than 175 % of the aggregate of, (1) the number of Conversion Shares into which all outstanding Series B Preference Shares are then convertible, (2) the number of Warrant Shares then issuable upon the exercise in full of the outstanding Warrant in full, (3) the number of Conversion Shares and Warrant Shares, respectively, that are then held by all of the Holders and with respect to which a registration statement is required to be maintained under the terms of the Registration Rights Agreement pursuant to which the Conversion Shares, the Warrant Shares and the Dividend Payment Shares are required to be registered under the Registration Statement (the "Registration Rights
                                                  -------------------
Agreement"), and (4) the number of Dividend Payment Shares issuable pursuant to such exercise or (B) a Registration Statement is no longer required to be maintained under the Registration Rights Agreement;

          (iv) a Mandatory Redemption Event (as defined herein) has not occurred;

          (v) the Corporation shall have delivered a Stock Payment Exercise Notice to such Holder in accordance with the terms hereof and elected to pay such Dividends in Common Stock; and

          (vi) such payment in Dividend Payment Shares, after giving effect to the Conversion of all Series B Preference Shares, the exercise of the Warrant and the prior issuance of all shares of Common Stock hereunder, in each case effected on or before such Dividend Payment Date, will not violate the limitations set forth in Section 5 below.

     For purposes of subsections 2(e)(i) and 2(e)(iii) above, the determination of the number of Conversion Shares or Warrant Shares issuable at any time shall be made without regard to the limitations set forth in Section 5 below or in paragraph 4 of the Warrant.

3.   PRIORITY.
     --------

     (a)  Payment upon Dissolution.
          ------------------------

          (i) Upon the occurrence of, (A) any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, commenced by the Corporation's creditors (which is not dismissed within sixty (60) days) or by the Corporation, as such, or relating to its assets, (B) the dissolution or other winding up of the Corporation whether total or partial, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings, or (C) any assignment for the benefit of creditors or any marshaling of the material assets or material liabilities of the Corporation (each, a "Liquidation Event"), no
                                                     -----------------
distribution shall be made to the holders of any shares of Junior Securities (as defined below) unless, following the payment of preferential amounts on all Senior Securities (as defined below), each Holder shall have received the Liquidation Preference (as defined below) with respect to each Series B Preference Share then held by such Holder. In the event that upon the occurrence of a Liquidation Event, and following the payment of preferential amounts on all Senior Securities (as defined below), the assets available for distribution to the Holders and the holders of securities ranking pari passu with the Preferred Stock in respect of dividends, redemption or distribution upon liquidation (the "Pari Passu Securities") are insufficient to pay the
                       ---------------------
Liquidation Preference with respect to all of the outstanding Series B Preference Shares and the preferential amounts payable to such holders, the entire assets of the Corporation shall be distributed ratably among the Series B Preference Shares and the shares of Pari Passu Securities in proportion to the ratio that the preferential amount payable on each such share (which shall be the Liquidation Preference in the case of a Series B Preference Share) bears to the aggregate preferential amount payable on all such shares.

          (ii) The "Liquidation Preference" with respect to a Series B
                    ----------------------
Preference Share shall mean an amount equal to the Stated Value of such Series B Preference Share plus any accrued and unpaid Dividends thereon. "Junior
                                                                 ------
Securities" shall mean the Common Stock and all other capital stock of the
----------
Corporation that are not Pari Passu Securities or do not have a preference over the Preferred Stock in respect of dividends, redemption or distribution upon liquidation. "Senior Securities" shall mean any securities of the Corporation
              -----------------
which by their terms have a preference over the Preferred Stock in respect of dividends, redemption or distribution upon liquidation.

4.   CONVERSION.
     ----------

     (a)  Right to Convert.  Subject to the limitations contained in Section 5
          ----------------
below, each Holder shall have the right to convert, at any time and from time to time, from and after the earlier to occur of, (i) the date which is three (3) months following the Closing Date, and (ii) the date on which the Registration Statement is declared effective (the "Initial Conversion Date"), all or any part
                                      -----------------------
of the Series B Preference Shares held by such Holder into such number of fully paid and non-assessable shares of Common Stock ("Conversion Shares") as is
                                                 -----------------
computed in accordance with the terms hereof (a "Conversion").
                                                 ----------

     (b)  Conversion Notice.  In order to convert Series B Preference Shares, a
          -----------------
Holder shall send by facsimile transmission, at any time prior to 6:00 p.m., eastern time, on the date on which such Holder wishes to effect such Conversion (the "Conversion Date"), (i) a notice of conversion (a "Conversion Notice") to
      ---------------                                   -----------------
the Corporation and to its designated transfer agent for the Common Stock (the

"Transfer Agent") stating the number of Series B Preference Shares to be
---------------
converted, the applicable Conversion Price (as defined below) and a calculation of the number of shares of Common Stock issuable upon such Conversion, and (ii) a copy of the certificate or certificates representing the Series B Preference Shares being converted. The Holder shall thereafter send the original of the Conversion Notice and of such certificate or certificates to the Transfer Agent. The Corporation shall issue a new certificate for Series B Preference Shares in the event that less than all of the Series B Preference Shares represented by a certificate delivered to the Corporation in connection with a Conversion are converted. In the case of a dispute between the Corporation and a Holder as to the calculation of the Conversion Price or the number of Conversion Shares issuable upon a Conversion, the Corporation shall promptly issue to such Holder the number of Conversion Shares that are not disputed and shall submit the disputed calculations to its independent accountant within one (1) Business Day of receipt of such Holder's Conversion Notice. The Corporation shall cause such accountant to calculate the Conversion Price as provided herein and to notify the Corporation and such Holder of the results in writing no later than two (2) Business Days following the day on which it received the disputed calculations. Such accountant's calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

     (c)  Number of Conversion Shares; Conversion Price.  The number of
          ---------------------------------------------
Conversion Shares to be delivered by the Corporation pursuant to a Conversion shall be determined by dividing the aggregate Stated Value of the Series B Preference Shares to be converted by the Conversion Price (as defined herein) in effect on the Conversion Date. "Conversion Price" shall mean the lesser of (x)
                                 ----------------
$3.2038 (the "Fixed Conversion Price") and (y) a price (the "Floating Conversion
              ----------------------                         -------------------
Price") calculated by (i) determining the average of the three (3) lowest
-----
Closing Bid Prices for the Common Stock during the thirty (30) Trading Days occurring immediately prior to (but not including) the Conversion Date, and (ii) multiplying such average by a percentage determined as described below (the

"Conversion Percentage").  In the event that, prior to the expiration of the
----------------------
period ending on the later of the six (6) month anniversary of the Closing Date or the forty-fifth (45th) day following the Effective Date (as defined in the Registration Rights Agreement), the Company incurs, assumes or guarantees any indebtedness in excess of one million five hundred thousand dollars ($1,500,000), individually or in the aggregate, without the prior written consent of the holders of two-thirds (2/3) of the Company's Series A Convertible Preference Shares and the Series B Preference Shares (collectively the "Series A and Series B Preference Shares") then outstanding, then the Conversion Percentage for all conversions of Series B Preference Shares thereafter shall be eighty-five percent (85%).

In the event the Company exceeds the foregoing limitations without the requisite approval, the Company shall give each Holder written notice of such event within five (5) Business Days of the date the limitation was exceeded.

The Conversion Percentage shall otherwise be determined in accordance with the following schedule, where "X" represents the Conversion Date:


               Number of Days
         After Tranche A Closing Date                      Conversion Percentage
         ----------------------------                      ---------------------
0 less than or equal to X less than or equal to 90                  100%
--------------------------------------------------------------------------------
90 less than X less than or equal to 120                             95%
--------------------------------------------------------------------------------
120 less than X less than or equal to 180                           92.5%
--------------------------------------------------------------------------------
180 less than X less than or equal to 210                            90%
--------------------------------------------------------------------------------
210 less than X less than or equal to 360                           87.5%
--------------------------------------------------------------------------------
360 less than X                                                      85%
--------------------------------------------------------------------------------

     (d)  Certain Definitions.  "Trading Day" shall mean any day on which the
          -------------------    -----------
Common Stock is traded on the Nasdaq SmallCap Market or on the principal securities exchange or market on which the Common Stock is then traded.

"Closing Bid Price" means, with respect to a security, the closing bid price of
------------------
such security on the principal securities exchange or trading market where such security is listed or traded as reported by The Nasdaq Stock Market, Inc. or, if The Nasdaq Stock Market, Inc. is not then reporting closing bid prices of such security, Bloomberg Financial Markets or a comparable reporting service of national reputation selected by the Corporation and reasonably acceptable to holders of a majority of the then outstanding shares of Series A and Series B Preference Shares (collectively, "Bloomberg"), or if the foregoing does not
                                  ---------
apply, the last reported bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no bid price is reported for such security by Bloomberg, the average of the bid prices of all market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on any of the foregoing bases, the Closing Bid Price of such security shall be the fair market value as reasonably determined by an investment banking firm selected by the Holders (which may be a Holder) of a majority of the then outstanding shares of Series A and Series B Preference Shares and reasonably acceptable to the Corporation, with the costs of such appraisal to be borne by the Corporation. "Business Day" means any day
                                                   ------------
on which the New York Stock Exchange and commercial banks located in the City of New York and the city of Vancouver, British Columbia are open for business.

     (e)  Delivery of Common Stock Upon Conversion. Upon receipt of a Conversion
          ----------------------------------------
Notice from a Holder pursuant to subsection 4(b) above, the Corporation shall, no later than the close of business on the later to occur of, (i) the third
(3rd) Business Day following the Conversion Date set forth in such Conversion Notice, and (ii) the first Business Day following delivery of the original certificates, duly endorsed, representing the Series B Preference Shares being converted pursuant thereto (the "Delivery Date"), issue and deliver or cause to be delivered to such Holder
      -------------
the number of Conversion Shares as shall be determined as provided herein. The Corporation shall effect delivery of Conversion Shares to a Holder by, as long as the Corporation's transfer agent is participating in the DTC Fast Automated Securities Transfer program, crediting the account of such Holder or its nominee at DTC with the number of Conversion Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that the condition specified in the immediately preceding sentence is not satisfied as of the applicable Delivery Date, or if a Holder so specifies in a Conversion Notice or otherwise in writing, the Corporation shall effect delivery of Conversion Shares by delivering to the Holder or its nominee physical certificates representing such Conversion Shares, no later than the close of business on such Delivery Date. If any Conversion would create a fractional Conversion Share, such fractional Conversion Share shall be disregarded and the number of Conversion Shares issuable upon such Conversion, in the aggregate, shall be rounded up to the nearest whole number of shares. Conversion Shares delivered to the Holder shall not contain any restrictive legend as long as the sale of such Conversion Shares is covered by an effective Registration Statement or may be made pursuant to Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act"), or any successor rule or provision.
 --------------

     (f)  Failure to Deliver Conversion Shares.
          ------------------------------------

          (i) In the event that the Corporation fails for any reason (other than by operation of Section 5 below) to deliver to a Holder certificates representing the number of Conversion Shares specified in the applicable Conversion Notice on or before the Delivery Date therefor (a "Conversion
                                                              ----------
Default"), such Holder shall notify the Corporation by facsimile of such Conversion Default (a "Default Notice"). If, after the Holder has sent a
                       --------------
Default Notice to the Corporation, the Corporation has not delivered such certificates, and such failure continues for three (3) Business Days following the Delivery Date, the Corporation shall pay to such Holder payments

("Conversion Default Payments") in the amount of (x) (N/365) multiplied by (y)
-----------------------------                                -------------
the aggregate Liquidation Preference of the Series B Preference Shares represented by the Conversion Shares which remain the subject of such Conversion Default multiplied by (z) the lower of twenty-four percent (24%) and the maximum
        -------------
rate permitted by applicable law, where "N" equals the number of days elapsed between the original Delivery Date for such Conversion Shares and the earlier to occur of, (A) the date on which all of the certificates representing such Conversion Shares are issued and delivered to such Holder, (B) the date on which the Series B Preference Shares are redeemed pursuant to the terms hereof, and
(C) the date on which a Withdrawal Notice (as defined below) is delivered to the Corporation. Amounts payable under this subsection 4(f) shall be paid to the Holder in immediately available funds on or before the fifth (5th) Business Day of the calendar month immediately following the calendar month in which such amounts have accrued.

          (ii) In the event that a Holder has not received certificates representing the Conversion Shares by the tenth (10th) Business Day following a Conversion Default, such Holder may, upon written notice (a "Withdrawal Notice")
                                                             -----------------
delivered to the Corporation on such Business Day or on any Business Day thereafter (unless, prior to the delivery of such notice, such Conversion Shares are delivered to such Holder), withdraw its Conversion Notice with respect to such Conversion Shares and regain its rights as a Holder of the Series B Preference Shares that are the subject of such Conversion Default. In such event, the Conversion Price that would otherwise be in effect when such Series B Preference Shares are thereafter converted in accordance with the terms hereof shall be reduced by one percent (1%) for each day occurring during the period immediately following such 10th Business Day until the day on which such Holder delivers a Withdrawal Notice to the Corporation; provided, however, that the maximum percentage by which such Conversion Price may be reduced hereunder shall be fifty percent (50%). (For example, if such Conversion Default were to continue for five days following such 10th Business Day, such Conversion Price would be reduced by 5%; if for ten days, by 10%; and for fifty days or more, 50%, so that the number of Conversion Shares deliverable upon conversion of such Series B Preference Shares would be increased proportionately). Upon delivery by a Holder of a Withdrawal Notice, such Holder shall retain all of such Holder's rights and remedies with respect to the Corporation's failure to deliver such Conversion Shares (including without limitation the right to receive the cash payments specified in subsection 4(f)(i) above).

          (iii) Nothing herein shall limit a Holder's right to pursue actual damages for the Corporation's failure to issue and deliver Conversion Shares on the applicable Delivery Date (including, without limitation, damages relating to any purchase of shares of Common Stock by such Holder to make delivery on a sale effected in anticipation of receiving Conversion Shares upon Conversion such damages to be in an amount equal to (x) the aggregate amount paid by such Holder for the shares of Common Stock so purchased minus (y) the aggregate amount of net proceeds, if any, received by such Holder from the sale of the Conversion Shares issued by the Corporation pursuant to such Conversion), and such Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

     (g) Conversion at Maturity. On the date which is three (3) years following
         ----------------------
the Purchase Date for the Series B Preference Shares (the "Maturity Date"), all
                                                           -------------
the Series B Preference Shares then outstanding shall be automatically converted into the number of shares of Common Stock equal to the Stated Value of such shares divided by the Conversion Price then in effect (a "Mandatory
       ----------                                         ---------
Conversion"); provided, however, that if either, (i) the Common Stock is not
----------
designated for quotation on the Nasdaq SmallCap Market or the Nasdaq National Market or listed on the New York Stock Exchange or American Stock Exchange, or
(ii) the Corporation delivers a written notice to each Holder at least twenty-five (25) Business Days prior to the Maturity Date for the Series B Preference Shares stating that it intends to redeem the outstanding Series B Preference Shares for cash, the Corporation shall, within five (5) Business Days following such Maturity Date, pay to each Holder, in immediately available funds, an amount equal to the Stated Value for the Series B Preference Shares then held by such Holder. In the event that a Holder does not receive such amount within such five (5) Business Day period, such Holder shall have the option, upon written notice to the Corporation, to regain its rights as a holder of Series B Preference Shares, including without limitation, the right to convert such Series B Preference Shares in accordance with the terms of subsections 4(a) through 4(f) hereof and, upon delivery of such notice, such shares shall no longer be subject to Mandatory Conversion hereunder. If a Mandatory Conversion occurs, the Corporation and each Holder shall follow the procedures for Conversion set forth in this Section 4, with the Maturity Date therefor deemed to be the Conversion Date, except that the Holder shall not be required to send a Conversion Notice as contemplated by subsection 4(b).

5.   CONVERSION LIMITATIONS.
     ----------------------

     In no event shall a Holder be permitted to convert any Series B Preference Shares in excess of the number of such shares, upon the Conversion of which (x) the number of shares of Common Stock beneficially owned by such Holder (other than shares of Common Stock issuable upon conversion of the

Series B Preference Shares or which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 5) plus (y) the number of shares of
                                            ----
Common Stock issuable upon the Conversion of such Series B Preference Shares, would be equal to or exceed (z) 4.99% of the number of shares of Common Stock then issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder. To the extent that the limitation contained in this paragraph applies, the determination of whether Series B Preference Shares are convertible (in relation to other securities owned by a Holder) and of which Series B Preference Shares are convertible shall be in the sole discretion of such Holder, and the submission of Series B Preference Shares for Conversion shall be deemed to be such Holder's determination that such Series B Preference Shares are convertible pursuant to the terms hereof, and the Corporation shall have no obligation whatsoever to verify or confirm the accuracy of such determination. This Section 5 may be amended, (i) in order to clarify an ambiguity or otherwise to give effect to such limitation, by the Holders of three-fourths (3/4) of the shares of Series A and Series B Preference Shares then outstanding, and (ii) for any other reason, with the further consent of the holders of a majority of the shares of Common Stock then outstanding. Nothing contained herein shall be deemed to restrict the right of a Holder to convert Series B Preference Shares at such time as the Conversion thereof will not violate the provisions of this Section 5. The restriction contained in this
Section 5 shall not apply in the event of a Mandatory Conversion.

6.   ADJUSTMENT TO CONVERSION PRICE.
     ------------------------------

     (a)       Adjustment to Fixed Conversion Price Due to Stock Split, Stock
               --------------------------------------------------------------
Dividend. Etc.  If, prior to the Conversion of all of the Series B Preference
-------------
Shares, (i) the number of outstanding shares of Common Stock is increased by a stock split, a stock dividend on the Common Stock, a reclassification of the Common Stock, the distribution to holders of Common Stock of rights or warrants entitling them to subscribe for or purchase Common Stock at less than the then current market price thereof (based upon the subscription or exercise price of such rights or warrants at the time of the issuance thereof) or other similar event, the Fixed Conversion Price shall be proportionately reduced, or (ii) the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares or other similar event, the Fixed Conversion Price shall be proportionately increased. In such event, the Corporation shall notify the Transfer Agent of such change on or before the effective date thereof. For purposes hereof, the market price per share of Common Stock on any date shall be the average Closing Bid Price for the Common Stock on the five (5) consecutive Trading Days occurring immediately prior to but not including the earlier of such date and the Trading Day before the "ex" date, if any, with respect to the issuance or distribution requiring such
computation.   The term " 'ex' date", when used with respect to any issuance or distribution, means the first Trading Day on which the Common Stock trades regular way in the market from which such average Closing Bid Price is then to be determined without the right to receive such issuance or distribution.

     (b)       Adjustment to Floating Conversion Price.  If, prior to the
               ---------------------------------------
Conversion of all of the Series B Preference Shares, the number of outstanding shares of Common Stock is increased or decreased by a stock split, a stock dividend on the Common Stock, a combination, a reclassification of the Common Stock or other similar event, and such event takes place during the reference period for the determination of the Floating Conversion Price for any Conversion thereof, the Floating Conversion Price shall be calculated giving appropriate effect to the stock split, stock dividend, combination, reclassification or other similar event for all Trading Days occurring during such reference period.

     (c)       Adjustment Due to Merger, Consolidation, Etc.  If, prior to the
               --------------------------------------------
Conversion of all of the Series B Preference Shares, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity or there is a sale of all or substantially all the Corporation's assets or there is a Change of Control Transaction (as defined below) with respect to which, in any such case, a Holder does not exercise its right to a Mandatory Redemption (as defined below) of the Series B Preference Shares, then such Holder shall thereafter have the right to receive upon Conversion of Series B Preference Shares, upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon Conversion, such stock, securities and/or other assets, if any, which such Holder would have been entitled to receive in such transaction had such shares been converted immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of such Holder to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Conversion Price and of the number of shares issuable upon a Conversion) shall thereafter be applicable as nearly as may be practicable in relation to any securities thereafter deliverable upon the exercise hereof. The Corporation shall not effect any transaction described in this subsection 6(c) unless, (i) it first gives to each Holder ten (10) days' prior written notice of such merger, consolidation, exchange of shares, recapitalization, reorganization, redemption or other similar event, and makes a public announcement of such event at the same time that it gives such notice, and (ii) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligations of the Corporation hereunder, including the terms of this subsection 6(c).

     (d)       Distribution of Assets.  If the Corporation shall declare or
               ----------------------
make any distribution of cash, evidences of indebtedness or other securities or assets (other than cash dividends or distributions payable out of earned surplus or net profits for the current or the immediately preceding year), or any rights to acquire any of the foregoing to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, including any dividend or distribution in shares of capital stock of a subsidiary of the Corporation (collectively, a "Distribution"), then, upon a Conversion by a
                              ------------
Holder occurring after the record date for determining shareholders entitled to such Distribution, the Fixed Conversion Price for Series B Preference Shares not converted prior to the record date of a Distribution shall be reduced to a price determined by decreasing the Fixed Conversion Price in effect immediately prior to the record date of the Distribution by an amount equal to the fair market value of the assets so distributed with respect to each share of Common Stock, such fair market value to be determined by an investment banking firm selected by the holders of at least three-fourths (3/4) of the shares of Series A and Series B Preference Shares then outstanding and reasonably acceptable to the Company.

     (e) Adjustment Due to Major Announcement.  If the Corporation, (i) makes a
         ------------------------------------
public announcement that it intends to enter into a Change of Control Transaction (as defined below), or (ii) any person, group or entity (including the Corporation) publicly announces a tender offer, exchange offer or other transaction to purchase 50% or more of the Common Stock (such announcement being referred to herein as a "Major Announcement" and the date on which a Major
                         ------------------
Announcement is made, the "Announcement Date"), then, in the event that a Holder
                           -----------------
seeks to convert Series B Preference Shares on or following the Announcement Date, the Conversion Price shall, effective upon the Announcement Date and continuing through the earlier to occur of the consummation of the proposed transaction or tender offer, exchange offer or other transaction and the Abandonment Date (as defined below), be equal to the lower of (x) the average

Closing Bid Price for the Common Stock on the five (5) Trading Days immediately preceding (but not including) the Announcement Date and (y) the Conversion Price in effect on the Conversion Date for the Series B Preference Shares. "Abandonment Date" means with respect to any proposed transaction or tender
-----------------
offer, exchange offer or other transaction for which a public announcement as contemplated by this subsection 6(e) has been made, the date upon which the Corporation (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) publicly announces the termination or abandonment of the proposed transaction or tender offer, exchange offer or another transaction which caused this subsection 6(e) to become operative.

     (f) No Fractional Shares.  If any adjustment under this Section 6 would
         --------------------
create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon Conversion shall be rounded up to the next whole number of shares or, at the option of the Corporation, shall be paid in cash in an amount calculated by multiplying (x) the amount of the fractional share times (y) the Closing Bid Price used to calculate the Conversion Price for
      -----
such Conversion.

7.   MANDATORY REDEMPTION BY CORPORATION.
     -----------------------------------

     (a) Mandatory Redemption.  In the event that a Mandatory Redemption Event
         --------------------
(as defined below) occurs, each Holder shall have the right, to the extent permitted by applicable law and subject to the rights and preferences of the Senior Securities, to have all or any portion of the Series B Preference Shares held by such Holder redeemed by the Corporation (a "Mandatory Redemption") at
                                                    --------------------
the Mandatory Redemption Price (as defined herein) in same day funds. In order to exercise its right to effect a Mandatory Redemption, a Holder must deliver a written notice (a "Mandatory Redemption Notice") to the Corporation at any time
                   ---------------------------
during which such event is continuing; provided, however, that, in the case of subsection 7 (b)(v) below, the following procedure shall be followed in lieu thereof, (i) no sooner than fifteen (15) days nor later than ten (10) days prior to the Corporation's good faith estimate of the consummation of a Change of Control Transaction (as defined below), but not prior to the public announcement of such Change of Control Transaction, the Corporation shall deliver a written notice (a "Notice of Change of Control Transaction") to each Holder, and (ii)
           ---------------------------------------
within five (5) days of delivery by the Corporation of a Notice of Change of Control Transaction but in any case prior to the abandonment of such Change of Control Transaction, each Holder who wishes to exercise its right to effect a Mandatory Redemption hereunder shall deliver a Mandatory Redemption Notice to the Corporation. The Mandatory Redemption Notice shall specify the effective date of such Mandatory Redemption (the "Mandatory Redemption Date") and the
                                        -------------------------
number of such shares to be redeemed. In the event that a Change of Control Transaction occurs and the Corporation does not deliver to a Holder a Notice of Change of Control Transaction, such Holder may exercise its right to a Mandatory Redemption hereunder by delivering a Mandatory Redemption Notice to the Corporation (or to the surviving or successor entity) at any time on or before the twentieth (20th) Business Day following such Change of Control Transaction.

     (b) Mandatory Redemption Event.  Each of the following events shall be
         --------------------------
deemed a "Mandatory Redemption Event":
          --------------------------

         (i) the Corporation fails for any reason (including without limitation as a result of not having a sufficient number of shares of Common Stock authorized and reserved for issuance, but not including by reason of the provisions of Section 5 hereof) to issue shares of Common Stock to a Holder and deliver certificates representing such shares to such Holder as and when required by the provisions hereof upon Conversion of any Series B Preference Shares, and such failure continues for ten (10) Business Days;

         (ii) the Corporation breaches, in a material respect, any covenant or other material term or condition (including any material representation or warranty) of the Securities Purchase Agreement, the Registration Rights Agreement or the terms hereof and such breach continues for a period of ten (10) Business Days after written notice thereof to the Corporation from a Holder;

         (iii) the Registration Statement is not declared effective by one hundred eighty (180) days following the Purchase Date or if the Registration Statement has been declared effective by such date and, while the effectiveness of the Registration Statement is required to be maintained pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Registration Statement lapses for any reason (including without limitation, the issuance of a stop order) or is unavailable to the Holder for the sale of Conversion Shares except in accordance with the terms of the Registration Rights Agreement, unless the Corporation is using its best efforts to remedy such lapse or unavailability to utilize such registration statement; provided that in no event shall such failure exist for a total of more than ten (10) Business Days in any twelve (12) month period, and provided, further, that the cause of such lapse or
                  --------
unavailability is not due to factors within the control of the Holder;

         (iv) the Common Stock is not quoted on the Nasdaq SmallCap Market or listed on the New York Stock Exchange, the Nasdaq National Market or the American Stock Exchange and such failure to be so quoted or listed continues for a period of five (5) Business Days; and

         (v) there occurs the sale, conveyance or disposition of all or substantially all of the assets of the Corporation, or the effectuation of a transaction or series of related transactions, in which more than fifty percent (50%) of the voting power of the Corporation is disposed of, or the consolidation, merger or other business combination of the Corporation with or into any other entity, immediately following which the prior shareholders of the Corporation fail to own, directly or indirectly, at least fifty percent (50%) of the surviving entity (a "Change of Control Transaction").
                         -----------------------------

     (c) Mandatory Redemption Price.  The "Mandatory Redemption Price" shall be
         --------------------------        --------------------------
equal to the greater of, (x) the Liquidation Preference of the Series B Preference Shares being redeemed multiplied by one hundred and thirty percent
                                 -------------
(130%), and (y) an amount determined by dividing the Liquidation Preference of the Series B Preference Shares being redeemed by the Conversion Price in effect on the Mandatory Redemption Date and multiplying the resulting quotient by the average Closing Bid Price for the Common Stock on the five (5) Trading Days immediately preceding (but not including) the Mandatory Redemption Date.

     (d) Payment of Mandatory Redemption Price.
         -------------------------------------

         (i) The Corporation shall pay the Mandatory Redemption Price to the Holder exercising its right to redemption within five (5) Business Days following the Mandatory Redemption Date. Upon the redemption of a Series B Preference Share, and payment of the Mandatory Redemption Price to the Holder thereof, the Holder will promptly return such share to the Corporation for cancellation.

         (ii) If the Corporation fails to pay the Mandatory Redemption Price to the Holder within five (5) Business Days of the Mandatory Redemption Date, the Holder shall be entitled to interest thereon, from and after the Mandatory Redemption Date until the Mandatory Redemption Price has been paid in full, at an annual rate equal to the Default Interest Rate.

         (ii) If the Corporation fails to pay the Mandatory Redemption Price within ten (10) Business Days of the Mandatory Redemption Date, then the Holder shall have the right at any time, so long as the Corporation remains in default, to require the Corporation, upon written notice, to immediately issue, in lieu of the Mandatory Redemption Price, the number of shares of Common Stock of the Corporation equal to the Mandatory Redemption Price divided by the Conversion
                                                    ----------
Price in effect on such Conversion Date as is specified by the Holder in writing to the Corporation, such Conversion Price to be reduced by one percent (1%) for each day beyond such 10th Business Day in which the failure to pay the Mandatory Redemption Price continues; provided, however, that the maximum percentage by which such Conversion Price may be reduced hereunder shall be fifty percent (50%).

8.   MISCELLANEOUS.
     -------------

     (a) Transfer of Series B Preference Shares.  A Holder may sell or transfer
         --------------------------------------
all or any portion of the Series B Preference Shares to any person or entity as long as such sale or transfer is the subject of an effective registration statement under the Securities Act or is exempt from registration thereunder and otherwise is made in accordance with the terms of the Securities Purchase Agreement. Such transferring Holder shall notify the Corporation in writing of such transfer setting forth, (i) the number of shares being transferred, and
(ii) the person or persons to whom such transfer is being made. From and after the date of such sale or transfer, the transferee hereof shall be deemed to be a Holder; provided, however, that any such transfer shall be void if the notice provided for in this subsection 8(a) is not complied with. Upon any such sale or transfer, the Corporation shall, promptly following the return of the certificate or certificates representing the Series B Preference Shares that are the subject of such sale or transfer, issue and deliver to such transferee a new certificate in the name of such transferee.

     (b) Notices.  Except as otherwise provided herein, any notice, demand or
         -------
request required or permitted to be given pursuant to the terms hereof, the form or delivery of which notice, demand or request is not otherwise specified herein, shall be in writing and shall be deemed given, (i) when delivered personally or by verifiable facsimile transmission on or before 5:00 p.m., eastern time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier, and (iii) on the third Business Day after deposit in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed to the parties as follows:

          If to the Corporation:

          Interactive Entertainment Limited
          845 Crossover Lane
          Suite D-215
          Memphis, Tennessee 38117
          Attn.:   David B. Lamm
          Fax: (901) 537-3801

          With a copy to:

          Altheimer & Gray
          10 South Wacker Drive
          Suite 4000
          Chicago, Illinois 60606
          Attn:  Andrew W. McCune
          Fax: (312) 715-4800

and if to any Holder, to such address for such Holder as shall be designated by such Holder in writing to the Corporation.

     (c)  Lost or Stolen Certificate.  Upon receipt by the Corporation of
          --------------------------
evidence of the loss, theft, destruction or mutilation of a certificate representing Series B Preference Shares, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of such certificate if mutilated, the Corporation shall execute and deliver to the Holder a new certificate identical in all respects to the original certificate.

     (d)  No Voting Rights.  Except as provided by applicable law and subsection
          ----------------
8(e) below, the Holders of the Series B Preference Shares shall have no voting rights with respect to the business, management or affairs of the Corporation; provided that the Corporation shall provide the Holder with prior notification of each meeting of stockholders (and copies of proxy statements and other information sent to such stockholders).

     (e)  Protective Provisions.
          ---------------------

          So long as shares of Series B Preference Shares are outstanding, the Corporation shall not, without first obtaining the approval of the Holders of at least three-fourths (3/4) of the then outstanding shares of Series A and Series B Preference Shares.

          (i) alter or change the rights, preferences or privileges of the Preferred Stock or any other capital stock of the Corporation so as to affect adversely the Series B Preference Shares ;

          (ii) create any new class or series of capital stock having a preference over or ranking pari passu with the Series B Preference Shares as to redemption, the payment of dividends or distribution of assets upon a Liquidation Event or any other liquidation, dissolution or winding up of the Corporation;

          (iii) increase the authorized number of shares of Series B Preference Shares;

          (iv) issue any shares of Series B Preference Shares other than pursuant to the Securities Purchase Agreement; or

          (v)   issue any Senior Securities or Pari Passu Securities.

In the event that Holders of at least three-fourths (3/4) of the then outstanding shares of Series B Preference Shares agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series B Preference Shares pursuant to the terms hereof, then the Corporation will deliver notice of such approved change to the holders of the Series B Preference Shares that did not agree to such alteration or change (the "Dissenting Holders") and the Dissenting Holders shall have the right for a period of thirty
(30) days following such delivery to convert their Series B Preference Shares pursuant to the terms hereof as they existed prior to such alteration or change, or to continue to hold such Series B Preference Shares. No such change shall be effective to the extent that, by its terms, it applies to less than all of the Holders of Series B Preference Shares then outstanding.